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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006

Website Pros, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12735 Gran Bay Parkway West, Building 200, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(904) 680-6600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION

OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective January 13, 2006, Jeffrey Lieberman resigned his position as a director of Website Pros, Inc.

On January 17, 2006, the board of directors of Website Pros appointed Hugh Durden, G. Harry Durity, and Julius Genachowski to fill its vacant board seats. Mr. Durden and Mr. Durity will serve as Class I directors until Website Pros’ 2006 annual stockholders’ meeting. Mr. Genachowski will serve as a Class II until Website Pros’ 2007 annual stockholders’ meeting. In addition to their class appointments, Mr. Durden and Mr. Durity were named as members of the Audit Committee of Website Pros’ board of directors. Mr. Durity and Mr. Genachowski were named as members of the Compensation Committee, and Mr. Durden and Mr. Genachowski were named as members of the Nominating and Corporate Governance Committee.

A copy of the press release further describing the appointments of Hugh Durden, G. Harry Durity, and Julius Genachowski to Website Pros’ board of directors is attached as Exhibit 99.1 to this report and is incorporated herein by reference. Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in that press release of a reference to our Internet address shall, under any circumstances, be deemed to incorporate the information available at our Internet address into this Current Report on Form 8-K. The information available at our Internet address is not part of this Current Report on Form 8-K or any other report filed by us with the Securities and Exchange Commission.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release titled “Website Pros Expands Board of Directors”, dated January 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Website Pros, Inc. (Registrant)

By:	/s/ Kevin Carney

Kevin Carney
Chief Financial Officer

Dated: January 17, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release titled “Website Pros Expands Board of Directors”, dated January 17, 2006.